                                                                   Exhibit 10.37

                        UNITED WISCONSIN SERVICES, INC./
                               UNITY HEALTH PLANS
                              INSURANCE CORPORATION


                            1998 PROFIT SHARING PLAN

                            1998 PROFIT SHARING PLAN

OBJECTIVES

         1. To focus participant awareness on corporate and business unit financial results and to motivate employees to strive for financial success.

         2. To motivate participants to focus on the importance of providing excellent service to our customers and to maximize customer satisfaction results.

ELIGIBILITY

In order to be a participant in the 1998 Profit Sharing Plan ("Plan"), the following requirements must be met:

         1. The employee must be actively at work on or before the first day of the Plan Year, January 2, 1998, and have completed one full year of service on the last day of the Plan Year, December 31, 1998.

         2. The employee must be continuously employed by Unity Health Plans Insurance Corporation ("Unity") or by one or more of the following employers: Blue Cross & Blue Shield United of Wisconsin; United Wisconsin Services, Inc.; Compcare Health Services Insurance Corporation; United Wisconsin Insurance Company; United Wisconsin Life Insurance Company; Heartland Dental Plan, Inc.; Meridian Resource Corporation; Valley Health Plan; United Wisconsin Proservices, Inc.; United Heartland, Inc.; Meridian Managed Care, Inc.; Meridian Marketing Services, Inc.; and Hometown Insurance Services, Inc. through the date of payment (anticipated to be in March
                  1998).

COMPONENTS OF THE PROGRAM

The components of the 1998 Profit Sharing Plan are as follows:

         1.       Profit Sharing of Combined Financial Results ("Corporate
                  Component")

         2.       Profit Sharing of Unity Health Plans' Financial Results

         3.       Profit Sharing Based on Risk Pool Withhold Available to be
                  Returned

         4.       Customer Satisfaction Modifier

Profit sharing payouts for each eligible employee will be based on a percentage of Base Earnings paid during the Plan Year. For purposes of this Plan, Base Earnings shall be limited to: compensation for hours actually worked, not including overtime; holiday pay; vacation pay, not including payouts for either accrued or unused vacation time; benefits received under Unity's Short Term Disability Plan; sick pay; funeral pay; total compensa tion received by a participant from Unity and from a third party for jury duty, military service, and serving as a witness. To be considered Base Earnings, the items must have actually been paid during the Plan Year.

PROFIT SHARING OF FINANCIAL RESULTS

Components 1 and 2 above provide eligible employees with profit sharing when the financial objectives on the attached schedules are achieved. The financial performance objectives and the payout schedules are established by the Management Review Committee of the Board of Directors ("Management Review Committee") of United Wisconsin Services, Inc. and the Board of Directors of Unity Health Plans.

The Combined Financial Results component of this Plan can pay out a maximum of 3% of a participant's Base Earnings. Combined Financial Results for purposes of this Plan are based on net income as reported in the audited combined financial statements for Blue Cross & Blue Shield United of Wisconsin. For purposes of this Plan, Combined Financial Results shall exclude net income or loss from "extraordinary items." "Extraordinary items" include, but are not limited to, sale of one or more buildings, sale of one or more subsidiaries, sale of one or more joint ventures, and sales of UWS stock by Blue Cross & Blue Shield United of Wisconsin. The Management Review Committee shall have sole and complete discretion to determine what constitutes "extraordinary items."

The Unity Financial Results component of the Plan is based solely on the performance of Unity. This component of the Plan can pay out a maximum of 3% of a participant's Base Earnings.

The Combined Financial Results component schedule and the Unity Financial Results component schedule are on page 5 of this document.

PROFIT SHARING OF RISK POOL WITHHOLD AVAILABLE TO BE RETURNED

The Aggregate Risk Pool Withhold Return component of this Plan can pay out a maximum of 3% of a participant's Base Earnings if 100% of the withhold is available to be returned. The Aggregate Risk Pool Withhold Return component schedule is also found on page 5 of this document.

CUSTOMER SATISFACTION MODIFIER

The Customer Satisfaction Modifier can increase or decrease the amount paid under the other Profit Sharing Components. The modifier is based on customer satisfaction surveys conducted throughout the year. Unity will be measured according to the following schedule:


        -2%                  -1%              No Change               +1%                 +2%                  +3%
        ---                  ---              ---------               ---                 ---                  ----
      89.9% or            90.0% to            91.5% to             92.6% to            94.1% to             95.6% or
        less                91.4%               92.5%                94.0%               95.5%                more


PAYMENT OF AWARDS

No payments will be made under any other Plan components unless a payment is earned under the Combined Financial Results component of the Plan. Notwithstanding the previous sentence, the Management Review Committee, at its discretion, may award a Profit Sharing payout if such a payout is warranted.

Profit Sharing will be awarded in cash within 30 days following approval by the Management Review Committee.

Participants who otherwise meet eligibility requirements for the Plan Year but who die, become disabled or retire before the end of the Plan Year, will be eligible for a pro rata payout. Participants who otherwise meet eligibility requirements for the Plan Year but who die, become disabled or retire before the payment date but after completing the full Plan Year of service will be eligible for a full payout. In the case of death, payment will be made to the participant's estate.

Employees who otherwise terminate employment with Unity prior to the payment date will not be eligible for a Profit Sharing payout.

PLAN ADMINISTRATION

The Management Review Committee maintains overall responsibility for the Profit Sharing Plan and is given complete discretion to administer the Plan and to interpret and/or modify all terms and conditions of the Plan.

The Committee, at its discretion, reserves the right to amend, suspend or terminate the Profit Sharing Plan provided that no such amendment, suspension or termination shall reduce or impair the value of any awards after such awards are made by the Management Review Committee.